EXHIBIT C

Consent of Independent Auditors

The Board of Directors

Nordic Investment Bank

We consent to the reference to our firm under the caption “Experts” in this Registration Statement (Schedule B) and related Prospectus of Nordic Investment Bank for the registration of debt securities and/or warrants and to the incorporation by reference therein of our reports dated February 15, 2019 and February 14, 2020 with respect to the financial statements of Nordic Investment Bank for the years ended December 31, 2018 and 2019, which reports appear as exhibits to Nordic Investment Bank’s Annual Reports on Form 18-K/A for the years ended December 31, 2017, and 2018, filed with the Securities and Exchange Commission, and are incorporated by reference in Nordic Investment Bank’s Annual Reports on Form 18-K for the years ended December 31, 2018 and 2019, filed with the Securities and Exchange Commission.

/s/ Terhi Mäkinen	/s/ Mona Alfredsson
Terhi Mäkinen	Mona Alfredsson
Authorized Public Accountant	Authorized Public Accountant

Ernst & Young Oy	Ernst & Young AB
Alvar Aallon katu 5 C	Jakobsbergsgatan 24
FIN-00100 Helsinki, Finland	SE-103 99 Stockholm, Sweden

November 18, 2020